UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2005
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(515) 284-3000

Item 8.01	Other Events

On May 24, 2005, Meredith Corporation issued a news release announcing that it has reached an agreement in principle with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million.  Also on May 24, 2005, that news release and the scripts from the related conference calls (one with analysts and one with the media) were separately filed as exhibits to Reports on Form 8-K.

The news release and both conference call scripts indicate that Meredith expects the transaction to generate EBITDA (earnings before interest, taxes, depreciation and amortization) in the low-to-mid $30 million range.

EBITDA is a non-GAAP measure.  It should not be construed as an alternative measure for income from operations as defined by GAAP or as a measure of liquidity.  Meredith has provided an estimate of EBITDA at this time because estimates of income from operations have not been finalized pending the valuation of intangible and other assets to be acquired.  Additionally, Meredith can not provide a reconciliation of EBITDA to income from operations until the intangible and other assets are valued and depreciation and amortization can be determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	May 24, 2005